UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 10, 2025

THE ODP CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10948	85-1457062
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 North Military Trail, Boca Raton, FL	33496
(Address of Principal Executive Offices)	(Zip Code)

(561) 438-4800

(Registrant’s Telephone Number, Including Area Code)

Former Name or Former Address, If Changed Since Last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ODP	The NASDAQ Global Select Market (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion of the transactions contemplated by the previously announced entry into the Agreement and Plan of Merger, dated as of September 22, 2025 (the “Merger Agreement”), by and among The ODP Corporation, a Delaware corporation (“ODP”), ACR Ocean Resources LLC, a Delaware limited liability company (“Parent”), and Vail Holdings 1, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). On December 10, 2025, pursuant to the Merger Agreement, Merger Sub merged with and into ODP (the “Merger”), the separate corporate existence of Merger Sub ceased, and ODP was the surviving corporation in the Merger (the “Surviving Corporation”) and, as a result, is now a wholly owned subsidiary of Parent.

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

In connection with the consummation of the Merger, on December 10, 2025, ODP, ODP Investment, LLC, Office Depot, LLC and Grand & Toy Limited/Grand & Toy Limitée, as the borrowers, entered into a First Amendment to Fourth Amended and Restated Credit Agreement (the “Amendment”) which amends that certain Fourth Amended and Restated Credit Agreement, dated as of May 9, 2024 (the “Existing Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party to that Existing Credit Agreement.

The Amendment effects, among other changes, certain modifications to the definition of the term “Change in Control” contained in the Existing Credit Agreement to permit the consummation of the Merger.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

On the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), and as a result of the Merger, each share of common stock of ODP (“ODP Common Stock”) that was issued and outstanding immediately prior to the Effective Time (other than (i) shares of ODP Common Stock owned by Parent, Merger Sub or any other wholly owned subsidiary of Parent immediately prior to the Effective Time and shares of ODP Common Stock owned by ODP or any wholly owned subsidiary of ODP immediately prior the Effective Time, including shares of ODP Common Stock held in treasury by ODP, and in each case not held on behalf of third parties, and (ii) shares of ODP Common Stock for which appraisal rights have been properly exercised and perfected and not withdrawn (the “Excluded Shares”)) was converted into the right to receive $28 in cash (the “Merger Consideration”), without interest, and subject to any applicable withholding taxes.

In addition, pursuant to the Merger Agreement, immediately prior to the Effective Time, (i) each outstanding and unexercised option to purchase shares of ODP Common Stock (each, an “Option”) was automatically cancelled and forfeited for no consideration or payment, (ii) each outstanding and unsettled award of restricted stock units that was subject solely to time-based vesting conditions (each, an “ODP RSU award”) (but excluding any ODP Director RSU award (as defined below)), was automatically converted into a cash award in an amount equal to the sum of (A) (1) the total number of shares of ODP Common Stock subject to such ODP RSU award immediately prior to the Effective Time multiplied by (2) $28.00, plus (B) any accrued and unpaid dividends or dividend equivalent rights corresponding to such ODP RSU award, less applicable tax withholdings (and each ODP RSU award so converted shall continue to have, and shall be subject to, the same terms and conditions as applied to such ODP RSU award immediately prior to the Effective Time (which, for the avoidance of doubt, includes any double-trigger vesting protections), except that such ODP RSU award shall be settled in cash in lieu of shares of ODP common stock, less applicable tax withholdings), (iii) each award of ODP RSUs held by non-employee members of the ODP board of directors (each, an “ODP Director RSU award”), automatically and immediately vested and was cancelled in exchange for the right to receive, at or promptly after the Effective Time, an amount in cash, without interest, equal to the sum of (A) (1) the total number of shares of ODP Common Stock subject to such ODP Director RSU award immediately prior to the Effective Time, multiplied by (2) $28.00 plus (B) any accrued and unpaid dividends or dividend equivalent rights corresponding to such ODP Director RSU award, (iv) each outstanding unvested award of restricted stock units that remained subject, in whole or in part, to performance-based vesting conditions tied to ODP’s achievement of cumulative annual growth rate adjusted earnings per share goals (each, an “ODP EPS-vesting PSU award”) automatically and immediately vested and was cancelled in exchange for the right to receive, at or promptly after the Effective Time, an amount in cash, without interest, equal to the product of (A) the total number of shares of ODP Common Stock subject to such ODP EPS-vesting PSU award immediately prior to the Effective Time, calculated based on target-level performance, multiplied by (B) $28.00, less applicable tax withholdings, and (v) each outstanding unvested award of restricted stock units that remained subject, in whole or in part, to performance-based vesting conditions tied to ODP’s achievement of relative total shareholder return goals (each, an “ODP TSR-vesting PSU award”) automatically and immediately vested and was cancelled in exchange for the right to receive, at or promptly after the Effective Time, an amount in cash, without interest, equal to the product of (A) the total number of shares of ODP Common Stock subject to such ODP TSR-vesting PSU award immediately prior to the Effective Time, calculated based on actual performance achieved through the Effective Time in accordance with the terms of such ODP TSR-vesting PSU award, multiplied by (B) $28.00, less applicable tax withholdings.

The foregoing description of the Merger Agreement and Merger is not complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to ODP’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 22, 2025, and is incorporated into this item by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 3.01 by reference.

In connection with the closing of the Merger, on December 5, 2025, ODP notified the Nasdaq Global Select Market (“Nasdaq”) of the anticipated completion of the Merger and on December 10, 2025, ODP requested that Nasdaq (i) suspend trading of ODP Common Stock on Nasdaq before the opening of trading on December 10, 2025 and (ii) file a notification of removal from listing on Form 25 with the SEC to delist ODP Common Stock from Nasdaq and deregister the ODP Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, upon the effectiveness of the Form 25, ODP Common Stock will no longer be listed on Nasdaq.

In addition, after effectiveness of the Form 25, ODP intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of ODP’s reporting obligations under Section 13 and 15(d) of the Exchange Act with respect to the shares of ODP Common Stock.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

At the Effective Time, the former holders of shares of ODP Common Stock that were outstanding immediately prior to the Effective Time ceased to have any rights with respect to such shares, other than (in the case of shares of ODP Common Stock that were not Excluded Shares) the right to receive the Merger Consideration to be paid pursuant to the Merger Agreement.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note and Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

At the Effective Time, a change of control of ODP occurred. Merger Sub merged with and into ODP, the separate corporate existence of Merger Sub ceased, and ODP continued as the Surviving Corporation in the Merger as a wholly owned subsidiary of Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Upon the Effective Time, in accordance with the terms of the Merger Agreement, all of the directors of ODP ceased to be directors. No director was terminated or resigned because of any disagreement with ODP, its management or its board of directors on any matter relating to its operations, policies or practices.

In accordance with the terms of the Merger Agreement, the directors of Merger Sub at the Effective Time became the directors of the Surviving Corporation and shall hold office until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws of the Surviving Corporation and applicable law. The directors of Merger Sub at the Effective Time were Timothy Fazio, Michael Sher and Zachary Dauber.

In accordance with the terms of the Merger Agreement, the officers of ODP at the Effective Time became the officers of the Surviving Corporation and shall hold office until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation and applicable law. Immediately following the Effective Time, Gerry Smith ceased to serve in his role as Chief Executive Officer of the Surviving Corporation, and Craig Gunckel became the Chief Executive Officer of the Surviving Corporation.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.03 by reference.

In connection with the closing of the Merger, ODP’s certificate of incorporation was amended and restated in its entirety (the “Amended and Restated Certificate of Incorporation”) and ODP’s bylaws were amended and restated in their entirety (the “Amended and Restated Bylaws”).

Copies of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and are incorporated into this Item 5.03 by reference.

Item 8.01	Other Events.

On December 10, 2025, Atlas Holdings LLC issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 22, 2025, by and among The ODP Corporation, ACR Ocean Resources LLC and Vail Holdings 1, Inc. (incorporated by reference to Exhibit 2.1 to ODP’s Current Report on Form 8-K filed on September 22, 2025).

3.1	Amended and Restated Certificate of Incorporation of The ODP Corporation.

3.2	Amended and Restated Bylaws of The ODP Corporation.

99.1	Press Release of Atlas Holdings LLC, dated December 10, 2025.

104	The cover page from this Current Report on Form 8-K, formatted in iXBRL (Inline eXtensible Business Reporting Language).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ODP CORPORATION

Date: December 10, 2025	By:	/s/ Sarah E. Hlavinka
Sarah E. Hlavinka
Executive Vice President, Chief Legal Officer, and Corporate Secretary